Exhibit 10.3

Cash Bonus Plan

This document constitutes a written description of the cash bonus plan adopted by the Board of Directors of GP Strategies Corporation on June 30, 2010 and revised on March 30, 2015 to be effective for calendar year 2015.

This bonus plan has 3 levels and covers the executive team, business and general and administrative unit leaders, and all other employees of GP Strategies Corporation. Compensation can be comprised of cash and stock compensation. The information below outlines the cash portion of the bonus plan. This cash bonus plan may be amended, supplemented or terminated by the Company at any time by action of the Compensation Committee of the Board of Directors and the Chief Executive Officer (“CEO”).

Executive Team Cash Bonus Plan

The members of the executive team will be eligible to share in a cash bonus pool. The total size of the executive team cash bonus pool is based on the achievement of corporate level objectives and each executive team member’s percentage of the bonus pool will be determined based on the achievement of a combination of corporate level, group level and individual objectives, all as described below.

The amount of the executive team cash bonus pool is based on the achievement of corporate level objectives. As a result, the executive team, which includes the Chief Financial Officer, General Counsel, and Executive Vice Presidents and Senior Vice Presidents responsible for managing an operating group within the Company, will share the common goal of working toward the achievement of the established corporate level objectives. Each calendar year, the corporate objectives for determining the amount of the executive team cash bonus pool will be recommended by the CEO and approved by the Board of Directors. Any executive covered by a bonus determined under a separate agreement shall not be eligible to receive a bonus under this plan. The CEO and President are not eligible to participate in this plan as their bonuses are determined under their individual employment agreements.

The current corporate objectives that would result in the maximum possible executive team bonus pool are 8% revenue growth over the prior year’s results and 15% Pretax Income Growth over the prior year’s results.

Step 1 - Establishing the Executive Team Pool

The executive team bonus pool will be calculated as a percentage of the total of the executive team’s base salaries. The pool will cap at 50% of the total of the executive team’s base salaries and will be calculated based on the following current objectives (results will be interpolated):

Corporate Revenue growth of 0% = 0%

Corporate Revenue growth of 8% = 25%

Corporate Pre Tax Income growth of 0% = 0%
Corporate Pre Tax Income growth of 15% = 25%

The total of the Corporate Revenue growth score and Corporate Pre Tax Income growth score will be added together and multiplied by the total of the Executive Team’s base salaries to determine the pool available for distribution.

Step 2 - Distributing the Pool to Executives

After the total executive team cash bonus pool is established, each executive team member’s individual share of the pool will be determined. For this purpose, each executive team member will be given a score, up to 100 points, based on such executive team member’s performance. Each executive team member’s score will be determined based on achievement of a combination of corporate level, group level and individual level objectives. After all of the executive team members’ scores have been determined, each of their proportionate share of the executive team cash bonus pool will be determined by dividing (1) each executive team member’s score by (2) the sum of all executive team members’ scores. Each executive team member’s cash bonus is then determined by multiplying that percentage by the amount of the executive team cash bonus pool.

The group level or equivalent objectives, as applicable, for executive team members will be established by the CEO and President and will closely align with corporate objectives. For executive team members who do not manage an operating group, “group” objectives will be established for the executive’s area of responsibility.

Performance objectives are set and documented at the beginning of the year for each executive team member and will include corporate objectives, group objectives, and specific strategic objectives established for each executive team member.

Except for the Chief Financial Officer and any executive who does not manage an operating group, executive team individual scores will be calculated as follows (results will be interpolated):

Corporate Revenue growth of 0% = 0 points
Corporate Revenue growth of 8% = 15 points

Plus:
Corporate Pre Tax Income growth of 0% = 0 points
Corporate Pre Tax Income growth of 15% = 15 points

Plus:
Group Revenue growth of 0% = 0 points
Group Revenue growth of 10% = 25 points

Plus:
Group Net Income from Operations (NIFO) growth of 0% = 0 points
Group NIFO growth of 18% = 25 points

Plus:
Achievement of individual strategic objectives to be set individually by the CEO or President for each executive team member to equal a total of 20 possible points

Equals:
Total potential score of 100 points.

The Chief Financial Officer’s individual scores will be calculated as follows (results will be interpolated):

Corporate Revenue growth of 0% = 0 points
Corporate Revenue growth of 8% = 25 points

Plus:
Corporate Pre Tax Income growth of 0% = 0 points
Corporate Pre Tax Income growth of 15% = 25 points

Plus:
G&A (excluding cost center 010) expense as a % of revenue increases over prior year by .4% or < = 0 points
G&A (excluding cost center 010) expense as a % of revenue increases over prior year by .2% or < = 7.5 points
G&A (excluding cost center 010) expense as a % of revenue decreases over prior year by 0% or > = 15 points
G&A (excluding cost center 010) expense as a % of revenue decreases over prior year by 0.2% or > = 22.5 points
G&A (excluding cost center 010) expense as a % of revenue decreases over prior year by 0.4% or > = 30 points

Plus:
Achievement of individual strategic objectives to be set individually by the CEO or President for each executive team member to equal a total of 20 possible points.

Equals:
Total potential score of 100 points.

The amount of each executive team member’s cash bonus will be equal to the executive’s individual points earned as a percentage of the total points earned by all executives multiplied by the available executive team cash bonus pool.

For any acquisitions that occurred during the year or that were not included in the full prior year results, for purposes of calculating financial achievements based on the corporate and/or group objectives, only the amount of revenue and/or income that is above budgeted revenue and/or income will be included in the calculations.

Executive Bonus Payments if Corporate Objectives are not Achieved

If the total of corporate revenue growth and pre-tax income scores is 10 points or less for any given year, and an individual executive team member earns a total of 50 points or more on such executive team member’s group and individual strategic objectives, such executive team member may earn a bonus equal to 25% of such executive team member’s earned score divided by 100 and then multiplied by such executive team member’s base salary. For example: If the corporate score was 0% and the individual executive earned 60 points, the executive can earn a bonus equivalent to 15% of salary.

Business and G&A Unit Leader Bonus Plan

For purposes of this plan, business unit (“BU”) leaders are individuals who manage business units within each operating group and General & Administrative (“G&A”) Unit Leaders are individuals who run key functional areas, each as determined by the executive responsible for the group or G&A function.

BU Leader Plan

BU Leaders can earn a maximum bonus of 15% of base salary, based on achievement of a combination of group level, BU level and individual specific objectives. Each BU Leader’s performance against those objectives will result in a score on a 100 point scale.
The score will be calculated as follows (results will be interpolated):

Group Revenue growth of 0% = 0 points
Group Revenue growth of 10% = 15 points

Plus:
Group NIFO growth of 0% = 0 points
Group NIFO growth of 18% = 15 points

Plus:
BU Revenue growth of 0% = 0 points
BU Revenue growth of 10% = 25 points

Plus:
BU NIFO growth of 0% = 0 points
BU NIFO growth of 18% = 25 points

Plus:
Achievement of established Individual Strategic Objectives to be set individually for each BU Leader for a total of 20 possible points.

Equals:
Total potential score of 100 points.

A BU Leader must score at least 5 points for BU revenue growth and 5 points for BU NIFO growth to earn a bonus. In addition, the established strategic objectives score may not exceed the BU specific criteria score; credit will only be given in an amount equal to the BU specific criteria score.

For purposes of calculation, the business unit NIFO must be positive and greater than $50,000 for the year to qualify for any NIFO growth credit for the current year. In addition, year over year growth will be calculated starting from $10,000 for any business unit that had negative income in the prior year.

Each BU Leader’s bonus amount is then determined by dividing such BU Leader’s score by 100, then multiplying that result by 15% and then multiplying that result by the BU Leader’s base salary.

Directors who are a level below BU Leaders are not eligible for this plan and would participate in the BU General bonus pool.

G&A Leader Plan

G&A Leaders can earn a maximum bonus of 15% of base salary, based on achievement of a combination of corporate level, AU level, US G&A (excluding cost center 010) level and individual specific objectives. Each G&A Leader’s performance against those objectives will result in a score on a 100 point scale.

The score will be calculated as follows (results will be interpolated):

Corporate Revenue growth of 0% = 0 points
Corporate Revenue growth of 2% = 5 points
Corporate Revenue growth of 4% = 10 points
Corporate Revenue growth of 6% = 15 points
Corporate Revenue growth of 8% = 20 points

Plus:
Corporate Pre Tax Income growth of 0% = 0 points
Corporate Pre Tax Income growth of 5% = 6.67 points
Corporate Pre Tax Income growth of 10% = 13.34 points
Corporate Pre Tax Income growth of 15% = 20 points

Plus:
AU expense increases over prior year by 6% or < = 4 points
AU expense increases over prior year by 5% or < = 8 points
AU expense increases over prior year by 4% or < = 12 points
AU expense increases over prior year by 3% or < = 16 points
AU expense increases over prior year by 2% or < = 20 points
(Calculation to be modified for G&A VP’s or Directors that do not have P&L management responsibility.)

Plus:
G&A (excluding cost center 010) expense as a % of revenue increases over prior year by .4% or < = 0 points
G&A (excluding cost center 010) expense as a % of revenue increases over prior year by .2% or < = 5 points
G&A (excluding cost center 010) expense as a % of revenue decreases over prior year by 0% or >= 10 points
G&A (excluding cost center 010) expense as a % of revenue decreases over prior year by 0.2% or > = 15 points
G&A (excluding cost center 010) expense as a % of revenue decreases over prior year by 0.4% or > = 20 points

Plus:
Achievement of one or more established Strategic Objectives to be set individually for each executive team member = 20 points

Equals:
Total potential score of 100 points.

For purposes of the calculation, incremental G&A costs that are directly related to acquisitions, litigation and other extraordinary items will be excluded from costs in the calculation. In addition, if the established strategic objectives score is greater than the G&A specific criteria score, credit will only be given in amount equal to the G&A specific criteria score.

Each G&A Leader’s bonus amount is then determined by dividing such G&A Leader’s score by 100, then multiplying that quotient by 15% and then multiplying that result by the G&A Leader’s base salary.

All BU and G&A Leader bonus plans, including the established strategic objectives, must be approved by the President prior to communication to each BU and G&A Leader. All final bonus calculations must also be approved by the President prior to communication or distribution of any payments.

Business Unit and G&A General Bonus Pools

BU and G&A general bonus pools can be earned and available for distribution to employees within each business unit or G&A organization not covered in Executive Team or BU Leader bonus plans.

BU General Bonus Pool

The BU General Bonus Pool is based on the following (results will be interpolated):

BU Revenue growth of 0% = 0% of NIFO
BU Revenue growth of 10% = 2.0% of NIFO

Plus:
BU NIFO growth of 0% = 0% of NIFO
BU NIFO growth of 18% = 2.0% of NIFO

For purposes of calculation, the business unit results, business unit NIFO must be $50,000 or greater to qualify for an NIFO growth score for the current year, and year over year growth will be calculated starting from $10,000 for any business unit that had negative income in the prior year. In addition, both revenue and NIFO growth must be a minimum of 5% to qualify for the general bonus pool.

The BU bonus pool will be calculated based on the score earned multiplied by the amount of current year NIFO.

Each BU Leader will propose a distribution list of recipients for the general pool, which must be approved by the executive officer responsible for the Group and the President prior to any communication or distribution to the employees.

G&A General Bonus Pool

For employees in the G&A organization, the general bonus pool will be calculated as follows:

US G&A (excluding cost center 010) expense as a % of revenue increases over prior year by < = .4% = 0%
US G&A (excluding cost center 010) expense as a % of revenue increases over prior year by < = .2% = .375%
US G&A (excluding cost center 010) expense as a % of revenue decreases over prior year by > = 0% = .75%
US G&A (excluding cost center 010) expense as a % of revenue decreases over prior year by > = .2% = 1.125%
US G&A (excluding cost center 010) expense as a % of revenue decreases over prior year by > = .4 > = 1.5%

The G&A bonus pool will be calculated based on the score earned multiplied by the total US G&A salaries, excluding those in the Executive Team and G&A Leader pools.

Certain General and Administrative Provisions

Bonus payments will be made after approval by the CEO and President and after completion of the year-end audit, subject to the further approval of the Compensation Committee of the Board of Directors as applicable. The total bonus pool for the company will be capped at 10% of EBITDA for the year with respect to which the bonuses are payable. Any amounts earned in excess of 10% of EBITDA will result in a prorated reduction in the amounts earned in the Business Unit General Bonus Pool. The proposed distribution list of recipients must be approved by the CEO and President prior to any communication or distribution.

Neither the establishment of this Plan nor the provision for or payment of any amounts hereunder nor any action of the Company, the Board or any Committee of the Board in respect of this Plan shall be held or construed to confer upon any person any legal right to receive any benefit under this Plan. Nothing contained in this Plan (or in any other documents under this Plan) shall confer upon any person any right to continue in the employ of the Company or any subsidiary of the Company, constitute any contract or agreement of employment, or interfere in any way with the right of the Company to change a person's compensation or other benefits, or to terminate his or her employment, with or without cause.

Bonuses payable under this Plan shall be payable from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such amounts. No person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of being eligible to receive a bonus under this Plan. Neither the provisions of this Plan (nor of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that a person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

No person eligible under any other plan or agreement to receive bonuses, commissions or other incentive compensation based on the financial performance of the Company or any subsidiary of the Company shall be eligible to receive a bonus or other compensation under this Plan without the express approval of the Board.
Any decision made or action taken by, or inaction of, the Company, the Board or any Committee of the Board arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of this Plan that is within its authority hereunder or applicable law shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons.
Nothing in this Plan shall limit or be deemed to limit the authority of the Board or any Committee of the Board to authorize any other compensation under any other plan or authority.